Exhibit 10.1

NON-EXCLUSIVE COMMERCIAL TECHNOLOGY LICENSE AGREEMENT

This Commercial Technology License Agreement (“Agreement”) is made and entered into and effective as of March 13, 2015 by and between Ubiquity Incorporated, aka Ubiquity Broadcasting Corporation an OTC publicly listed company (“Licensor”), and Sprocket HK Limited (Company Number 2208869), a Hong Kong limited liability company whose registered office is 6th Floor Wyndham Place, 40-44 Wyndham Street, Central, Hong Kong (“Licensee”).

WHEREAS, the Licensor has developed and maintains the US and foreign patent rights to a digital dashboard/navigation tool, a software solution commercially known as “Sprocket”; and

WHEREAS, Licensee is engaged with Australian Securities Exchange listed iWebGate Technology Limited (ASX: IWG) (“iWeb Gate”) which is in the process of developing a software platform and mobile container product for commercial customers (“the Platform”) and desires to license the Licensor’s digital dashboard/navigation software solution commercially known as “Sprocket”; and to obtain modification and adaptation of the program to its particular needs; and

WHEREAS, the Parties desire to enter into this software License Agreement to set forth the terms and conditions of the license of the Licensor’s digital dashboard/navigation solution commercially known as “Sprocket, as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound by the terms hereof, and agree as follows:

1. DEFINITIONS.

1.1         “Agreement” shall mean this Agreement.

1.2         “Affiliates” shall mean those companies in which Licensee holds at least a 9.9% of the total issued shares or the right to appoint a representative to the board of that company (whether or not it has exercised that right) by virtue of its investment.

1.3         “Base Software” shall mean the current iteration of the software and accompanying documentation for Licensor’s digital dashboard/navigation software solution code, the specifications as more fully described in Exhibit A attached hereto.

1.4         “Deliverables” means the items to be delivered to Licensee pursuant to this Agreement as set forth in Exhibit B. Notwithstanding anything else in this agreement, Deliverables do not include source code or object code beyond access to the software from Licensor’s servers.

1.5         “Derivative Works” means a work or works created by Licensee, or by Licensor or on behalf of Licensee or Licensor, which is based on or incorporates the Technology or any part thereof, including, without limitation, revisions, modifications, adaptations, condensations, improvements, updates, enhancements, or any other form in which the Technology or any part thereof may be recast, transformed, adapted, modified or revised.

1.6         “Documentation” means all user manuals, installation manuals, and other written materials that relates to the Software as set forth in Exhibit A, attached hereto.

1.71 “Gross Proceeds” includes all money and other compensation received from any party for use of the Technology, in any form, without any deductions for costs or expenses.

1.8         “Licensee’s Field of Use” means all for-profit commercial and industrial uses.

1.9         “Object Code” means the Software computer code in machine-readable form generated by compilation of Source Code and contained in a medium that permits it to be loaded into and operated on computers.

1.10       “Software’’ shall mean that software code, in source Code and/or Object Code, of the version of the Licensor’s digital dashboard/navigation solution.

1.11       “Source Code” means the source code for the Software, whether in printed, machine readable, and any other form and including all existing comments, and all test suites and technical and other documentation reasonably necessary for a reasonably skilled programmer to understand and use the source code. “Source Code” shall include the product of all programming and work performed.

1.11a      “Sublicense” shall be a license granted by Licensee under this agreement, with the approval of Licensor.

1.12        “Technology” means the Method and Apparatus for digital dashboard/navigation software solution and any accompanying proprietary”) software, hardware, apparatus, intellectual property, and/or know-how developed and/or created by Licensor during its creation of the software or as part of the Patent “Technology” includes, without limitation, hardware, prototypes, models, apparatus, methodologies, source code, object code, applications, interfaces, operating systems, and databases; trade secrets; inventions, processes or designs protected or to be protected under Title 35 of the United States Code; patent applications (provisional or otherwise) filed or to be filed; and works of authorship protected under Title 17 of the United States Code, including copyright registrations and/or applications for registration. The parties expressly agree that the Technology includes all present and future rights of the Licensor conferred by statute, common law or equity in relation to any copyright, trade marks, designs, patents, circuit layouts, business and domain names, inventions and other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields,

2. LICENSE GRANT.

2.1       Licensor grants to Licensee, upon and subject to all the terms and conditions of this Agreement, a domestic and international (worldwide without limitation) Non-exclusive license to make, use, copy, have copied, sell, have sold, and distribute products and services based upon the Technology and any and all Derivative Works in Licensee’s Field of Use, together with a right to grant sublicenses solely in accordance with Section 2.2, and the other terms and conditions of this Agreement. This license grant is conditioned on the Licensors and Licensees mutual approval and the attachment of the “COPORATE MEMO OF UNSERSTANDING” within 30 calendar days from the date of this agreement and cause it to be attached as Exhibit “C” and made a part hereof and payment required by section 4.

2.2       Licensee agrees to negotiate licenses with third parties for use in the Licensee's Field of Use, having terms and conditions which are consistent with the terms and conditions of this Agreement; provided however, that Licensor must specifically approve every sublicense to every sublicensee in order for that sublicense to be effective.

2.3       Licensor specifically retains the right to use the Technology and to grant licenses to third parties.

3. LICENSOR’S REPRESENTATIONS AND WARRANTIES.

Licensor represents and warrants that, to the best of its knowledge, as of the effective date of this agreement:

3.1       The Technology has been developed and is owned solely by Licensore

3.2       Licensor is the sole owner of all right, title and interest in and to all of the Technology, and is beneficial holder of the patent for the Technology.

3.3       Licensor is not obligated to pay any amount, whether as a royalty, license fee, lien, judgment, damages or other payment, pursuant to any agreement to protect intellectual property rights of any person or entity in order to enter into this Agreement.

3.4        To the best knowledge of Licensor, as of the effective date of this agreement::

a)  none of the Technology and/or patent, copyright or other registrations, and any and all applications, continuances, or extensions thereof are subject to any pending or threatened challenge, claim, dispute, security interest, lien or judgment;

b)  none of the Technology and/or patent, copyright or other registrations, and any and all applications, continuances, or extensions thereof have, during the two years prior to execution of this Agreement, been the subject of any challenge, claim, dispute; security interest, lien or judgment, or threat thereof;

c)  the operations of Licensor and/or the execution of this Agreement do not infringe upon or otherwise violate any intellectual property right of any third party;

e)  to the knowledge of Licensor, there are no impediments to the ability of Licensor to secure, maintain, renew, and enforce its rights in the Technology;

f)  none of the Technology is subject to any pending litigation or outstanding order, decree, judgment, lien or stipulation; and

g)  Licensor has not received any notice of conflict with asserted proprietary rights of others.

3.5          Licensor and Licensee acknowledge and agree that Licensor shall file with the United States Patent and Trademark Office additional provisional patents and trademark applications at Licensor’s sole option to protect and secure the Technology and may, if it considers desirable, file similar applications in equivalent offices in any other countries.

3.6          Licensor warrants that Licensor will not invoke any “Disabling Code” designed to interfere with the normal operation of any Service or Client’s hardware or software for any reason other than non-payment by Licensee or for breach of this agreement, providing however that Licensor has provided Licensee with notice of its intent to disable the code for said non-payment. Licensee shall have 30 calendar days in connection paragraph with 5.3.1 of this agreement from the date of the notice to cure its failure to perform its material obligations of the agreement.

3.7          The obligations under this Section 3 shall continue (i) throughout the life of the Agreement; (ii) after termination of this Agreement, regardless of the reason for such termination; and (iii) during and after any bankruptcy or insolvency proceeding involving Licensee or Licensor.

3.8          The license granted to Licensee hereby shall be effective upon the execution and delivery of this Agreement, without necessity for any further action or writing, conditioned on the Licensors and Licensees approval approval and the attachment of the “COPORATE MEMO OF UNDERSTANDING” to be attached as Exhibit “C” and made a part hereof and payment required by section 4. ,subject to termination, however, pending the payment by Licensee of the consideration as provided in Section 4 below. Licensor shall forthwith execute any forms or instruments necessary for the filing, registering, perfecting, and recording of Licensee’s License at any appropriate governmental offices or other competent authorities as necessary to perfect the license.

3.9. LICENSEE’S WARRANTIES

Licensee warrants that:

It shall not enter into any agreements that contradict or effect the obligation to make payments under section 4.2 herein.

Licensee warrants that it shall not make any derivative work that uses open source code using a license agreement that requires free dissemination of works that include that open source code.

Licensee warrants that Licensee shall not, nor shall it allow any third-party to, reverse assemble, de-compile, or otherwise reverse engineer all or any portion of the Technology, or otherwise attempt to derive any algorithms, techniques, or other non-public features of the Technology.

Licensee shall exercise reasonable care and diligence in the use of the Technology. Without limiting the foregoing, Licensee shall:

(i) follow Licensor’s training and instructions in the use of the Technology:

(ii) utilize employees or contractors who are capable of using the Technology; and

(iii) take whatever steps are necessary to use the Technology in a safe and quality- oriented manner.

(d) Licensee shall timely inform Licensor, in writing, of any improvements and/or modifications to the Technology made by Licensee. Any and all such improvements and/or modifications to the Technology made by Licensee shall be subject to this agreement, and specifically Section 6.5 below.

(e) Licensee shall cause any sublicensee, client, Affiliate, customer, agent, subcontractor, attorney, accountant, or other representative of Licensee to agree to be bound by the terms and conditions of this agreement.

4. CONSIDERATION / ROYALTIES.

In consideration of the non-exclusive license granted herein by Licensor, Licensee shall pay to Licensor:

4.1         Initial Payment: the payment will be in the form of a 51% shareholding in Sprocket HK (Company Number 2208869) to the mutually agreeable corporate memorandum of understanding, to be attached as Exhibit C and made a part hereof.,

4.2         Payments. When Licensee receives royalties or any other payments from any other party, , Licensee shall pay Licensor 51% of all gross proceeds received directly or indirectly. Licensee shall make these payments monthly and shall provide the payments along with a full and complete accounting of the total amount received, the party that the amount was received from, and the amount being paid. Licensee shall keep good and complete records of all transactions, per section This clause is a material obligation of this agreement as agreed between the parties, and no clause of this agreement or any other agreement can contradict the obligation of Licensee to pay 51% of the gross proceeds Licensee’s failure to pay 51% of gross proceeds from all other parties shall constitute a material breach of this agreement.

4.3          Books and Records: Licensee shall maintain appropriate books of account in which accurate entries shall be made concerning all transactions within the scope of this Agreement. Licensee shall furnish licensor annual audited financial statements during the term of this agreement. Statements shall be due within 45 business days of the close of the calendar year. Failure to provide financial information when due will be construed as a breach of the agreement.

4.4 Audit rights. Licensee shall provide Licensor with written quarterly royalty reports which shall include all information relevant to the calculation of the amounts paid including, without limitation, gross receipts in accordance with Generally Accepted Accounting Principles, (“GAAP”), any sales or transfers to any third parties that did not result in a receipt, and such additional information reasonably requested by Licensee (the “Royalty Reports”). From and after that day upon which Licensee is obligated to pay Licensor royalties hereunder and for four (4) years after the last royalty payment is made hereunder, Licensee shall maintain records regarding all information included or summarized in the Royalty Reports and Licensor, and its duly authorized representatives (including a firm of certified public accountants engaged for such purpose) shall have access to and the right to examine such relevant records and accounts of Licensee including those records and accounts Licensee is required to maintain pursuant to this Agreement at the premises of Licensee for the purpose of verifying the payments owing Licensee hereunder; provided, however, that any such examination: (a) shall be at Licensor’s expense; (b) shall be during normal business hours upon reasonable prior written notice; and (c) shall not unreasonably interfere with Licensee’s operations and activities. Licensee shall promptly pay Licensor any underpayment discovered in the course of such audit, together with interest at the legal rate accrued from the date due until paid. If such audit determines that Licensee has underpaid by greater than 5% of the royalty amounts due, then Licensee shall be responsible for the cost of such audit.

4.3    Custom Development. The Licensee will pay the costs of the Licensor on terms agreed between them in relation to any custom development the Licensee requires in respect of the Software.

4.5 Minimum payment. The parties agree that they will establish a mutually agreeable minimum payment within 30 calendar days from the date of this agreement Should Licensee fail to pay this minimum payment, then Licensor has the right, but not the obligation, to cancel this agreement.

5 Term and Termination.

5.1   The Term of this License and this Agreement shall extend until the expiration of the last-to-expire patent of Licensee covering the Technology, unless cancelled as in section 5.3.

5.3   This Agreement may be terminated, as set forth below:

5.3.1    By a party, effective immediately, in the event that the other party should fail to perform any of its material obligations under this Agreement and should fail to remedy such failure within thirty (30) calendar days after receiving written demand to remedy such failure; or,

5.3.2    By a party effective immediately, if the other party should become the subject of any voluntary or Involuntary bankruptcy, receivership or other insolvency proceedings which are not vacated within 60 days or make an assignment or other arrangement for the benefit of its creditors, or if such other party should be nationalized or have any of its material assets expropriated.

5.4   Without derogating from the foregoing, it is agreed that termination of this Agreement pursuant to its terms shall not give rise to any liability on the part of any party for compensation, reimbursement, or damages for loss of goodwill, clientele, prospective profits, investments or anticipated sales or commitments of any kind in connection therewith or otherwise. Nothing herein shall, however, relieve either party of its obligations to pay to the other party any amounts payable at the time of termination or expiration, or which may become due following termination of this Agreement, according to this Agreement, nor shall this clause relieve the parties from obligations imposed by the provisions of this Agreement which expressly survive termination, or any liability for damages resulting from an actionable breach.

5.5   Upon termination of this Agreement by the Licensor pursuant to Section 5.3, then the License shall immediately terminate and Licensee shall promptly return to Licensor all technical, commercial, and other documents that were provided to Licensee, or which came into its possession pursuant to this Agreement, and on and from the time of such termination Licensee shall refrain from making use of, or suffering or allowing any third party to make use of, any such material for any purpose whatsoever.

6. PROTECTION OF THE TECHNOLOGY.

6.1        Patent prosecution and maintenance of Patents covering the Technology within the Licensee’s Field of Use will be the responsibility of the Licensor through a reputable patent practitioner reasonably acceptable to both Licensor and Licensee. Licensor shall consult on a reasonable basis with Licensee in connection with patent prosecution and maintenance activities, and will provide to Licensee with copies of all correspondence and other documents relating to such prosecution. Licensse shall bear all costs for any patent prosecution and maintenance for Licensees field of use.

6.2      Licensee shall assist and cooperate with Licensor, or Licensor’s agents, representatives, designees, employees and/or attorneys, in every reasonable way to secure, maintain and/or enforce Licensor’s and/or Licensee’s rights in the Technology and/or any Derivative Works, and any copyrights, patents, trademarks, or other intellectual property rights relating to the Technology and/or Derivative Works, in any and all countries, including disclosure to Licensee, or Licensee’s agents, representatives, designees and/or attorneys of all pertinent information with respect thereto and execution of all applications, specifications, oaths, assignments and all other instruments and/or documents that Licensee, or Licensee’s agents, representatives, designees and/or attorneys shall deem necessary in order to secure, maintain, protect and enforce Licensor’s right, title and interest in the Technology and Derivative Works.

6.3    Following the execution of this Agreement and in the event that the Technology or Derivative works licensed under this Agreement are further revised, modified, adapted, improved, condensed, updated, enhanced or altered in any fashion so that the Technology, Derivative Works or any part thereof may be recast, transformed, adapted, modified or revised, Licensor shall, at Licensee’s cost, file additional trademarks, patents or other documents and materials as necessary to preserve and protect Licensor’s sole and exclusive ownership of the Technology, the Derivative Works and any improvements or developments as indicated in this and the preceding paragraphs of this Agreement.

6.4  Without limiting the foregoing, LICENSEE hereby acknowledges and agrees that any works of authorship based on the Technology which is created or purchased by Licensee, including any derivative work based on the Technology shall be considered work(s) made by LICENSEE for hire for LICENSOR and LICENSOR shall own all right, title and interest therein, including all patent, trademark, trade name, and copyright rights. LICENSEE hereby warrants that it shall require its employees and people to whom they contract to execute appropriate documentation and agreements to vest these rights in LICENSOR. Only LICENSOR shall have the right to copyright or trademark the same which LICENSOR may do in its name or in the name of its nominee (s). To the extent that the PROPERTIES or any materials contained therein or prepared therefore or the copyrights therein do not vest in LICENSOR by reason of same being a work made for hire, LICENSEE hereby grants, assigns and transfers to LICENSOR all right, title and interest in and to the PROPERTIES and all materials contained therein or prepared therefore and the results and proceeds thereof, including copyright rights, to the extent that LlCENSEE has had or will have any right, title or interest therein

7. INFRINGEMENT.

7.1.    With respect to any patent infringement action directed against any third party infringement of any licensed inventions or discoveries contained in the Technology:

i.	Licensor shall have the first right (but not the obligation) to prosecute any such infringement.

ii.	In the event that Licensor elects to prosecute such infringement Licensor shall bear the cost of such prosecution, and any proceeds thereof, including without limitation, costs and expenses, attorneys’ fees, and damages awarded.

8. LICENSOR’S LIABILITY; INDEMNIFICATION.

8.1        Licensor will indemnify and defend Licensee against any and all actions, suits, claims, demands, prosecutions, liabilities, costs, expenses, damages, judgments deficiencies, loss or obligations (including attorneys’ fees and costs) based on or arising out of any material breach by Licensor of any representation or warranty made under this Agreement if such representation or warranty was made in bad faith as of the date of this Agreement.

8.2        In the event an injunction is obtained in an action against Licensor’s and/or Licensee’s development, manufacture, packaging, use, sale, importation or distribution, or offering for use, sale, import or distribution of any of the Technology and/or Derivative Works, Licensee shall, at its option and expense, either:

i. obtain for Licensee the right to continue to develop, manufacture, package, use, sell, import or distribute, or offer for use, sale, import or distribution any of the Technology and/or Derivative Works; or

ii. replace the Technology and/or Derivative Works with a product with substantially equivalent functionality.

8.3         In no event will the directors, officers, agents, representatives, members employees, or attorneys of Licensee be personally liable to Licensor, or its directors, officers, agents, representatives, members, employees, or attorneys for any consequential, incidental, indirect or punitive damages, including but not limited to, time, money, or good-will, arising from, related to or in connection with (i) the formation, implementation, performance or enforcement of this Agreement; (ii) the development manufacture, packaging, use, import or distribution of any of the Technology; or (iii) the subject of the License granted hereunder. This section 7(c) shall not apply to individual violations of any laws applicable to individuals employed or otherwise compensated by Licensee.

8.4      The obligations under this Section 8 shall continue (i) throughout the life of the Agreement; (ii) after termination of this Agreement, regardless of the reason for such termination; and (iii) during and after any bankruptcy or insolvency proceeding involving Licensee or Licensor,

9. LIABILITY.

9.1      Licensee expressly agrees to indemnify, hold harmless and defend Licensor from any and all Third Party actions, suits, claims, demands, prosecutions, liabilities, costs, expenses, damages, judgments deficiencies, loss or obligations arising from intellectual property challenges to the technology resulting from the derivative works,

9.2      Licensee will indemnify and defend Licensor against any and all actions, suits, claims, demands, prosecutions, liabilities, costs, expenses, damages, judgments deficiencies, loss or obligations (including attorneys’ fees and costs) based on or arising out of any physical injury to persons or property resulting from the sales and marketing efforts or offering for use of any of the Technology and/or Derivative Works by the Licensee.

10. CONFIDENTIALITY/NONCOMPETITION/NONSOLICITATION.

10.1    Subject to the exclusions set forth below, Licensor and Licensee hereby agrees to keep the Technology confidential from third parties. Licensor and Licensee further agrees to take all reasonably necessary steps to ensure that its affiliates, officers and employees keep such information confidential, except for customary disclosures in the ordinary business practice of either party in connection to its respective permitted use of the Technology, as provided under this Agreement, including information customarily disclosed in brochures, manuals of operation, patent applications, and other similar documents.

10.2    The provisions of Section 10,1 shall not apply to any information which: (i) is public knowledge at the date of the Agreement or thereafter becomes public knowledge through no fault of the receiving party if such receiving party did not receive such information from a Party hereto, (ii) is lawfully received by the receiving party from a third party who either has the right to disclose it, or is under no obligation of confidentiality to the disclosing party, or (iii) is disclosed as required under any applicable law. The burden of proof that any disclosure falls within any of the aforesaid exclusions shall be on the disclosing party. Where a doubt exists, as to whether any of the aforesaid exclusions apply, the party seeking to disclose shall give the other party a written notice and, if a dispute arises, then such party shall keep such information confidential until the dispute is settled or resolved in an appropriate court of law, subject to any temporary relief which the party seeking the disclosure shall be entitled to apply for to such court

10.3   .

11. TRANSFER TAXES.

All applicable sales, income and transfer taxes, if any, arising by reason of the execution of this Agreement assessed against Licensor will be borne exclusively by Licensor, to the extent permitted by applicable law. Notwithstanding the foregoing, this section is not intended to apply to sales taxes, if any, arising by reason of the sale of the Technology or Derivative Works by any party other than Licensor.

12. INSOLVENCY.

12.1    In the event that any Party has a liquidator, administrator provisional liquidator or equivalent appointment to it, this clause 12.2 will apply.

12.2    Failure by any Party to assert its rights to “retain its benefits” to the Technology under a disclaimer of onerous property by a liquidator, administrator provisional liquidator or equivalent appointment, shall not be construed by the courts as a termination of the contract by Licensee under.

13. AUTHORITY OF THE LICENSOR; CONSENTS.

The execution, delivery and consummation of this Agreement by Licensor has been duly authorized in accordance with all applicable laws as well as all the by-laws and articles of incorporation of Licensor, and no further action will be necessary on the part of Licensor to make this Agreement valid and binding on Licensor and enforceable against Licensor in accordance with its terms. The individual signing this Agreement on behalf of Licensor is duly authorized to execute this Agreement on behalf of Licensor and to bind Licensor to the obligations set forth herein.

The execution, delivery and consummation of this Agreement by Licensee has been duly authorized in accordance with all applicable laws as well as all the by-laws and articles of incorporation and shareholder agreements and corporate resolution of Licensee, and no further action will be necessary on the part of Licensee to make this Agreement valid and binding on Licensee and enforceable against Licensee in accordance with its terms. The individual signing this Agreement on behalf of Licensee is duly authorized to execute this Agreement on behalf of Licensee and to bind Licensee to the obligations set forth herein.

14. EXPORT CONTROL LAWS.

This Agreement is made subject to any restrictions which concern the export of products or technical information from the United States of America and which may be imposed from time to time by the government of the United States of America. Licensee will not export any of the Technology except in compliance with any applicable statute or regulations of the United States of America.

15. FURTHER ASSURANCES.

Licensor, at any time and from time to time after execution of this Agreement, upon Licensee’s request, shall execute, acknowledge and/or deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney assurances, representations and/ or warranties as may be reasonably necessary to effectuate the purposes of this Agreement.

Licensee, at any time and from time to time after execution of this Agreement, upon Licensor’s request, shall execute, acknowledge and/or deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney assurances, representations and/ or warranties as may be reasonably necessary to effectuate the purposes of this Agreement.

16. BROKERAGE AND FINDER’S FEES.

Neither party has incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, or commissions with respect to the transactions contemplated by this Agreement. Under no circumstances shall either party be liable and/or responsible for payment of any brokerage or finder’s fee or commission incurred in connection with, arising out of, related to the entering into, formation, negotiation, performance or enforcement of the subject matter of this Agreement.

17. EXPENSES.

Each party shall bear their own respective costs and expenses, including without limitation, accountant and/or attorney’s fees, in connection with, arising out of or related to the preparation, formation, negotiation or performance of a subject matter of this Agreement. This section shall not apply to costs incurred and/or arising out of breach and/or enforcement of the terms of this Agreement.

18. COMPLIANCE WITH APPLICABLE LAWS.

To the best knowledge of Licensor, all operations of Licensor are in compliance with all applicable laws, statutes, ordinances, rules, orders and regulations of any foreign, Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

To the best knowledge of Licensee, all operations of Licensee are in compliance with all applicable laws, statutes, ordinances, rules, orders and regulations of any foreign, Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

19. REPRESENTATIONS TRUE.

The representations and warranties of Licensor contained in this Agreement and any and all of its Exhibits are, to the best of the knowledge of Licensor, true, complete and accurate in all material respects on and as of the date this Agreement is executed to the same extent and with the same force and effect as if made on such date.

The representations and warranties of Licensee contained in this Agreement and any and all of its Exhibits are, to the best of the knowledge of Licensee, true, complete and accurate in all material respects on and as of the date this Agreement is executed to the same extent and with the same force and effect as if made on such date.

20. NOTICES.

All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

To Licensor: Ubiquity, Inc, 9801 Research Drive, Irvine, California, 92618, USA

To Licensee: Sprocket HK Limited, 6th Floor Wyndham Place, 40-44 Wyndham Street, Central, and Hong Kong

21. SURVIVAL

All obligations of Licensee and Licensor which expressly or by their nature survive expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding such expiration or termination and until they are satisfied or by their nature expire.

22. SUCCESSORS AND ASSIGNS.

This Agreement may be assigned by Licensor in conjunction with a sale of Licensor’s company or stock or assets of Licensor to a third party. Licensee may not assign this agreement without approval by Licensor, which shall not be unreasonably withheld.

23. COUNTERPARTS.

This Agreement may be executed by facsimile and in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

24. CAPTIONS AND SECTION HEADINGS.

Captions and section headings are for convenience only, are not a part of this Agreement and may not be used in construing it.

25. WAIVERS.

Any failure by any of the parties to comply with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

26. AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS.

Each of the parties agrees to cooperate in the effectuation of the transactions contemplated under this Agreement and to execute any and all additional documents and to take such additional action as is reasonably necessary or appropriate for such purposes. This agreement may not be modified without agreement in writing by both parties to the agreement

27. ENTIRE AGREEMENT.

27.1    This Agreement, including any certificate, schedule or exhibit delivered pursuant to its terms, constitutes the entire agreement between the parties with respect to the subject matters set forth herein or therein. There are no verbal agreements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

27.2    The parties agree that they have both participated in the formation of this Agreement and that the language herein should not be presumptively construed against either of them.

28. GOVERNING LAW.

28.1    The parties agree that any action brought in any court to enforce or interpret this Agreement shall be under laws of the United States, State of California, and any actions shall be brought exclusively in a court of competent jurisdiction in Orange County. All parties herewith agree not to contest service or jurisdiction or venue of the Courts in Orange County, California, and do hereby submit to said jurisdiction.

California, United States.

29. SEVERABILITY.

If any provision of this Agreement or any word, phrase, clause, sentence, or other portion thereof should be held to be unenforceable or invalid for any reason, then provided that the essential consideration for entering into this Agreement on the part of any party is not unreasonably impaired, such provision or portion thereof shall be modified or deleted in such manner as to render this Agreement as modified legal and enforceable to the maximum extent permitted under applicable laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized representative and become effective on the date as first written above.

UBIQUITY INC	Sprocket HK For and on behalf of Sprocket HK Limited
/s/ Kenneth Raymond Deayton
BY:	BY: Kenneth Raymond Deayton
TITLE: CEO	TITLE: Director
DATE: 3/13/15	DATE: 16/3/15

EXHIBIT “A”

Patents

Patent No. US 7,996,788 “System and Method for Navigating a Dynamic Collection of Information”,

Patent No. Taiwan 351,637 “System and Method for Navigating a Dynamic Collection of Information”,

U.S. Patents and Foreign Patents Applications entitled: “System and Method for Navigating a Dynamic Collection of Information”, “Sprocket Shaped User Interface for Navigating a Dynamic Collection of Information”, “Sprocket Shaped User Interface For Navigating a Dynamic Collection of Information on a Mobile Device

EXHIBIT “B”

Deliverables

Licensor shall provide access to Licensor’s servers to use the software, but shall not include Source Code or Object Code in uncompiled form and shall only include access to Base Software in a form.

Client-Only Wheel Library

An iPhone framework that can be imported into a XCode project and a sample application demonstrating with integration completed.

•    Dynamic sizing of blades to a fixed-width with a maximum of 20 items. Thereafter, the user can manage which items to add or remove from the wheel edit screen.

•    The look and feel is exactly the same as seen on the Sprocket iOS mobile application

Client-Only Wheel Library [iOS]

As above but with dynamic resizing of blades and the control of the look and feel of the wheel, within reason, via externalized Interface Builder configuration files.

Client-Only Wheel Library [Android]

As above but with dynamic resizing of blades and the control of the look and feel of the wheel, within reason, via externalized XML layout files.

SDK [iOS and Android]

Data-driven native SDK providing methods through which iWebGate mobile developers can execute for all supported external networks.

The available methods and external networks will be those listed on the Sprocket Developer Platform website.

Support for additional external networks will be at pre quoted rate per network not currently supported.

SDK connects to the Sprocket Developer API and data is stored on Ubiquity’s networks.

Sprocket Insights

A set of 10 pre-febricated insights as listed on the Sprocket Developer Platform website.

Enterprise SDK Integration

Provide a self-contained execution environment

Sprocket SDK Enterprise

A self-contained RPM-based deployment of the Sprocket environment

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